Exhibit (c)(9)

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) Project Osprey Board of Directors discussion materials Confidential November 20, 2017 PRELIMINARY SUBJECT TO FURTHER REVIEW AND EVALUATION These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse Group AG and/or its Affiliates (hereafter “Credit Suisse”).

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) 1. Summary of hypothetical impact of proposed tax legislation Excluding GSO/First Eagle transaction Confidential 1

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) 1 Hypothetical impact of selected provisions in proposed tax legislation Illustrative assumptions as of November 2017 Osprey’s Board of Directors has requested a hypothetical sensitivity of Osprey management’s September 2017 standalone financial forecast taking into consideration, for illustrative purposes, the “Tax Cuts and Jobs Act” legislation proposed by the U.S. House of Representatives Committee on Ways and Means and the following selected assumptions: Does not contemplate First Eagle Investment Management LLC (“First Eagle”) and GSO Capital Partners LP (“GSO”) transaction—Excluded from sensitivity for illustrative purposes only Osprey management’s ability to execute on and achieve Osprey’s September 2017 standalone financial forecast is unaffected—No change in market environment impacting Osprey operations (e.g., origination volume, net interest margin, etc.) Marginal corporate tax rate reduction: 35% federal tax rate reduced to 20% beginning in 2018—Implied Osprey marginal corporate tax rate reduced from ~41% to ~30%, per Osprey management—Portion of Osprey existing net deferred tax assets of ~$32 million written off by ~$11 million, per Osprey management 50% dividend payout ratio on any incremental net earnings (due to restrictions from builders basket on high -yield notes), per Osprey management—Osprey management September 2017 standalone forecast of $0.02 dividend per share represents approximately 11%, 10% and 7% payout ratio in 2018E, 2019E and 2020E, respectively Source: Osprey management and U.S. House of Representatives Committee on Ways and Means “Tax Cuts and Jobs Act” released on 11/2/17. Note: Credit Suisse does not provide any tax advice. Confidential Hypothetical sensitivity does not address any differences in the Chairman of U.S. Senate Committee on Finance’s markup on the legislation proposed by U.S. House of Representatives Committee on Ways and Means. 2 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

1 Hypothetical impact of selected provisions in proposed tax legislation

Illustrative Osprey standalone financial summary sensitivity (excl. transaction)

($ in millions)	Fiscal year ending 12/31		
	2018E	2019E	2020E
Earnings before tax			
Osprey management September 2017 forecast	$49	$53	$69
Implied pro forma forecast (1)	49	53	69
Variance - $ / %	*–*	*–*	*–*
Net income			
Osprey management September 2017 forecast	$29	$31	$41
Implied pro forma forecast (1)	24	37	48
Variance - $ / %	***($5) / (18%)***	***$6 / 19%***	***$8 / 19%***
Book value			
Osprey management September 2017 forecast	$630	$661	$702
Implied pro forma forecast (1)	625	659	703
Variance - $ / %	***($5) / (1%)***	***($2) / (0%)***	***$1 / 0%***
After-tax ROAE			
Osprey management September 2017 forecast	4.5%	4.8%	6.0%
Implied pro forma forecast (1)	3.7%	5.7%	7.1%
Variance - bps	***(82)bps***	***93bps***	***112bps***
Distributed cash flow (2)			
Osprey management September 2017 forecast	$53 (3)	$3	$3
Implied pro forma forecast (1)	53	6	7
Variance - $ / %	*–*	***$3 / 97%***	***$4 / 126%***
Dividend payout ratio			
Osprey management September 2017 forecast	11.0%	9.6%	7.4%
Implied pro forma forecast (1)	13.5%	16.0%	14.1%
Variance - pts	***3pts***	***6pts***	***7pts***
Warrants outstanding (mm)			
Osprey management September 2017 forecast	12.161	12.239	12.319
Implied pro forma forecast (1)	12.161	12.316	12.500
Variance - # / %	*–*	***0.077 / 1%***	***0.181 / 1%***

Selected commentary

- Incremental potential dilution (increase in warrants outstanding) resulting from incremental dividend distributions
  - Based on indenture for Franklin Square Investment Corporation ("FSIC") warrants outstanding

Source: Osprey management.
Note: Credit Suisse does not provide any tax advice.
(1) Includes impact of selected provisions in proposed tax legislation outlined on prior slide.
(2) Includes share repurchases and ordinary dividends.
(3) Includes $50 million of share repurchases.

Confidential
3

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CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) Illustrative regression overview Selected commercial banks, mortgage REITs and BDCs P / TBV vs. 2018E ROATCE / ROAE (1) 6.00x 5.00x 4.00x y = 0.1789x—0.3646 R² = 0.699 3.00x 2.00x 1.00x Osprey Current after -tax 2018E ROAE (4.5%) implies P / TBV of 0.44x Revised adjusted after -tax 2018E ROAE (5.4%) implies P / TBV of 0.59x Current after -tax 2019E ROAE (4.8%) implied P / TBV of 0.50x Revised adjusted after -tax 2019E ROAE (5.7%) implies P / TBV of 0.65x 0.00x 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% (2) Osprey Commercial banks BDCs Commercial mREITs Asset -based lending & leasing companies Osprey implied Source: SNL Financial and FactSet. Note: Market data as of 11/17/17. For commercial -focused banks, P / TBV plotted against 2018E ROATCE; for BDCs, commercial mREITs and commercial finance companies, P / TBV plotted against 2018E ROE. “mREITs” denotes Mortgage Real Estate Investment Trusts. Confidential (1) Banks set does not include Raymond James given lack of forward TBVPS estimates. Commercial mREITs do not include CLNS and RSO given lack of forward ROE estimates or RAS given negative common equity per share. BDCs do not include TCAP given I/B/E/S consensus 2018 ROAE estimates for TCAP are not meaningful. 4 (2) Calculated using hypothetical Osprey book value and net income assuming illustrative impact of selected provision in proposed tax legislation. Net income adjusted for implied tax provision of ~$15 million (based on ~30% hypothetical marginal corporate tax rate per Osprey management) and excludes illustrative impact of ~$11 million net deferred tax asset write -down. © Credit Suisse Group AG and/or its affiliates. All rights reserved.

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) Selected Wall Street equity research analyst estimates Selected commentary Primary valuation methodology of both Wall Street equity research analyst’s stock price targets is a discount to Osprey’s actual book value On October 17, 2017, Janney Montgomery Scott reduced its stock price target from $14.00 to $12.38 per share based on midpoint at announcement of expected transaction consideration to be paid to Osprey stockholders ($12.32 -$12.44 per share) Summary of selected metrics as of 8/2/17 Janney Keefe Montgomery Bruyette ($ in millions, except per share amounts) Scott & Woods Osprey unaffected stock price target $14.00 $12.00 P/BV multiple (primary methodology) 0.90x 0.80x 2018E EPS $0.67 $0.71 Implied 2018E P/E 20.9x 16.9x 2018E after -tax ROAE NA 4.4% Source: Wall Street equity research. Note: “NA” denotes not publicly available. Confidential 5 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) Year -to -date relative historical stock price performance Day prior to Proposed Tax Cuts proposed Tax Cuts and Jobs Act YTD and Jobs Act released 11/2/17: US House of 1/3/17 -11/17/17 1/3/17 -11/1/17 11/1/17 -11/17/17 Representatives releases proposed Tax Osprey 28.5% 32.5% (3.0%) Cuts and Jobs Act S&P 500 financials index 11.0% 13.3% (2.0%) KBW regional banks index (4.2%) (2.5%) (1.7%) 28.5% 11.0% (4.2%) Source: FactSet and press releases. Note: Market data as of 11/17/17. Confidential 6 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) 2. Summary of hypothetical impact of proposed tax legislation Including GSO/First Eagle transaction Confidential 7

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

2 Hypothetical impact of selected provisions in proposed tax legislation

Illustrative assumptions as of November 2017

Osprey's Board of Directors has requested a hypothetical sensitivity of Osprey management's September 2017 standalone financial forecast taking into consideration, for illustrative purposes, the "Tax Cuts and Jobs Act" legislation proposed by the U.S. House of Representatives Committee on Ways and Means and the following selected assumptions:

- Announced transaction with First Eagle and GSO is terminated and operating covenants Osprey agreed to in connection with such transaction have not affected Osprey management's ability to execute on and achieve Osprey's September 2017 standalone financial forecast
  - No change in market environment impacting Osprey operations (e.g., origination volume, net interest margin, etc.)
- $15 million termination fee and $5 million estimated legal and financial advisor fees expensed in 2018 and deductible for GAAP and tax purposes (1)
- Marginal corporate tax rate reduction: 35% federal tax rate reduced to 20% beginning in 2018
  - Implied Osprey marginal corporate tax rate reduced from ~41% to ~30%, per Osprey management
  - Portion of Osprey existing net deferred tax assets of ~$32 million written off by ~$11 million, per Osprey management
- 50% dividend payout ratio on any incremental net earnings (due to restrictions from builders basket on high-yield notes), per Osprey management
  - Osprey management September 2017 standalone forecast of $0.02 dividend per share represents approximately 11%, 10% and 7% payout ratio in 2018E, 2019E and 2020E, respectively

Source: Osprey management and U.S. House of Representatives Committee on Ways and Means "Tax Cuts and Jobs Act" released on 11/2/17, and executed Merger Agreement and executed Asset Purchase Agreement each dated 10/16/17.
Note: Credit Suisse does not provide any tax advice.
Hypothetical sensitivity does not address any differences in the Chairman of U.S. Senate Committee on Finance's markup on legislation proposed by U.S. House of Representatives Committee on Ways and Means
(1) Termination fee payable to GSO of $10.5 million and First Eagle of $4.5 million. Estimated advisor fees do not include advisor fees contingent upon consummation of GSO/First Eagle transaction.

Confidential

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CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

2 Hypothetical impact of selected provisions in proposed tax legislation

Illustrative Osprey standalone financial summary sensitivity (incl. transaction w/termination)

($ in millions)	Fiscal year ending 12/31 2018E	2019E	2020E
Earnings before tax			
Osprey management September 2017 forecast	$49	$53	$69
Implied pro forma forecast (1)	29	53	69
Variance - $ / %	***($20) / (41%)***	–	–
Net income			
Osprey management September 2017 forecast	$29	$31	$41
Implied pro forma forecast (1)	10	37	48
Variance - $ / %	***($19) / (67%)***	***$6 / 19%***	***$8 / 19%***
Book value			
Osprey management September 2017 forecast	$630	$661	$702
Implied pro forma forecast (1)	611	645	689
Variance - $ / %	***($19) / (3%)***	***($16) / (2%)***	***($13) / (2%)***
After-tax ROAE			
Osprey management September 2017 forecast	4.5%	4.8%	6.0%
Implied pro forma forecast (1)	1.5%	5.9%	7.2%
Variance - bps	***(300)bps***	***106bps***	***127bps***
Distributed cash flow (2)			
Osprey management September 2017 forecast	$53 (3)	$3	$3
Implied pro forma forecast (1)	39	6	7
Variance - $ / %	***($14) / (26%)***	***$3 / 97%***	***$4 / 126%***
Dividend payout ratio			
Osprey management September 2017 forecast	11.0%	9.6%	7.4%
Implied pro forma forecast (1)	33.2%	16.0%	14.1%
Variance - pts	***22pts***	***6pts***	***7pts***
Warrants outstanding (mm)			
Osprey management September 2017 forecast	12.161	12.239	12.319
Implied pro forma forecast (1)	12.161	12.316	12.500
Variance - # / %	–	***0.077 / 1%***	***0.181 / 1%***

Selected commentary

- Based on incremental net income, implies payback period greater than three years to offset approximately $20 million in estimated fees associated with terminating GSO / First Eagle transaction
- Incremental potential dilution (increase in warrants outstanding) resulting from incremental dividend distributions
  - Based on indenture for FSIC warrants outstanding

Source: Osprey management.
Note: Credit Suisse does not provide any tax advice.
(1) Includes impact of selected provisions in proposed tax legislation outlined on prior slide.
(2) Includes share repurchases and ordinary dividends.
(3) Includes $50 million of share repurchases.

Confidential

9

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CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) Appendix Confidential 10

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

Hypothetical impact to Osprey tax rate and net deferred tax asset

Illustrative assumptions per Osprey management as of November 2017

Hypothetical Osprey marginal corporate tax rate summary

Current Osprey marginal corporate tax rate	
Corporate federal tax rate	35%
Corporate state and local tax rate (incl. deductions)	6%
Current marginal corporate tax rate	**41%**
Hypothetical Osprey marginal corporate tax rate	
Proposed corporate federal tax rate	20%
Corporate state and local tax rate (no deductibility)	10%
Hypothetical marginal corporate tax rate	**30%**

Selected commentary

- Proposed corporate federal tax rate reduction from 35% to 20%
- Proposed legislation would eliminate deductibility of state and local taxes
  - Implies ~30% hypothetical marginal corporate tax rate including full burden of corporate state and local taxes (~10%), per Osprey management

Hypothetical deferred tax asset write-off summary

	As of 9/30/2017		
($ in millions)	At current rate (35%)	At proposed rate (20%)	Hypothetical write-off
Gross deferred tax asset	$36	$24	
Gross deferred tax liability	4	2	
Net deferred tax asset	**$32**	**$21**	**($11)**

Selected commentary

- Based on preliminary review by Osprey management of net deferred tax asset balance as of 9/30/17
- Per Osprey management, proposed corporate federal tax rate reduction from 35% to 20% would result in a reduction of Osprey's net deferred tax asset book value, with reduction in book value hypothetically assumed to be written off in 2018

Source: Osprey management and U.S. House of Representatives Committee on Ways and Means "Tax Cuts and Jobs Act" released on 11/2/17.
Note: Credit Suisse does not provide any tax advice.

Confidential

11

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1 Hypothetical Osprey standalone financial summary sensitivity

FY'17E – FY'20E per Osprey management as of November 2017

($ in millions)	2017E	2018E	2019E	2020E
	Fiscal year ending 12/31			
Adjusted net income				
GAAP earnings before tax	**$28**	**$49**	**$53**	**$69**
Adjusted effective tax rate	*41.3%*	*51.9%*[(2)]	*30.0%*	*30.0%*
(–) Adjusted tax provision	(11)	(15)	(16)	(21)
(–) Hypothetical net deferred tax asset write-off	–	(11)	–	–
Adjusted net income	**$16**	**$24**	**$37**	**$48**
Current Osprey management net income	16	29	31	41
Implied variance in Osprey net income	**–**	**($5)**	**$6**	**$8**
Adjusted book value roll forward				
Adjusted book value (Beginning balance)		**$651**	**$625**	**$659**
(+) Osprey management change in book value		(21)	31	41
(+/–) Variance in Osprey net income excl. net DTA write-off		5	6	8
(–) Hypothetical net deferred tax asset write-off		(11)	–	–
(–) Implied incremental dividends (50% payout ratio)		–	(3)	(4)
Adjusted book value (Ending balance)	**$651**	**$625**	**$659**	**$703**
Current Osprey management book value		630	661	702
Implied variance in Osprey book value		**($5)**	**($2)**	**$1**
Return on average equity ("ROAE")				
Adjusted average equity (year-end average)		$638	$642	$681
Adjusted after-tax ROAE		3.7%	5.7%	7.1%
Current Osprey management after-tax ROAE		4.5%	4.8%	6.0%
Implied variance in Osprey after-tax ROAE		(82)bps	93bps	112bps

Calculated based on adjusted GAAP earnings before tax multiplied by Osprey hypothetical marginal corporate tax rate of ~30%

Source: Osprey management.
Note: Credit Suisse does not provide any tax advice.
"GAAP" denotes Generally Accepted Accounting Principles and "DTA" denotes Deferred Tax Assets.
(1) Estimated advisor fees do not include advisor fees contingent upon consummation of GSO/First Eagle transaction.
(2) Includes hypothetical net deferred tax asset write-off as a permanent difference between GAAP book income and taxable income.

Confidential
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CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL) 1 Hypothetical Osprey standalone financial summary sensitivity (cont’d) FY’17E – FY’20E per Osprey management as of November 2017 Fiscal year ending 12/31 ($ in millions) 2017E 2018E 2019E 2020E Adjusted distributed cash flow 6mo. 17E 2018E 2019E 2020E Current Osprey management distributed cash flow (1) $1 (2) $53 $3 $3 (+) Implied incremental dividends (50% payout ratio) – – 3 4 Adjusted distributed cash flow $1 $53 $6 $7 Current Osprey management distributed cash flow 1 53 3 3 Implied variance in Osprey distributed cash flow – – $3 $4 Source: Osprey management. Note: Credit Suisse does not provide any tax advice. Confidential (1) Includes share repurchases and ordinary dividends. (2) Excludes $3.0 million cash used to repurchase shares net of cash proceeds received from exercise of options settled during 7/1/17 – 10/16/17. 13 © Credit Suisse Group AG and/or its affiliates. All rights reserved.

CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

2 Hypothetical Osprey standalone financial summary sensitivity

FY'17E – FY'20E per Osprey management as of November 2017

($ in millions)	2017E	2018E	2019E	2020E
	Fiscal year ending 12/31			
Adjusted net income				
GAAP earnings before tax	$28	$49	$53	$69
(–) Estimated advisor fees (legal and financial) [(1)]	–	(5)	–	–
(–) Transaction termination fee	–	(15)	–	–
Adjusted GAAP earnings before tax	**$28**	**$29**	**$53**	**$69**
Adjusted effective tax rate	*41.3%*	*66.9%* [(2)]	*30.0%*	*30.0%*
(–) Adjusted tax provision	(11)	(9)	(16)	(21)
(–) Hypothetical net deferred tax asset write-off	–	(11)	–	–
Adjusted net income	**$16**	**$10**	**$37**	**$48**
Current Osprey management net income	16	29	31	41
Implied variance in Osprey net income	**–**	**($19)**	**$6**	**$8**
Adjusted book value roll forward				
Adjusted book value (Beginning balance)		**$651**	**$611**	**$645**
(+) Osprey management change in book value		(21)	31	41
(+/–) Variance in Osprey net income excl. net DTA write-off		(9)	6	8
(–) Hypothetical net deferred tax asset write-off		(11)	–	–
(–) Implied incremental dividends (50% payout ratio)		–	(3)	(4)
Adjusted book value (Ending balance)	**$651**	**$611**	**$645**	**$689**
Current Osprey management book value		630	661	702
Implied variance in Osprey book value		**($19)**	**($16)**	**($13)**
Return on average equity ("ROAE")				
Adjusted average equity (year-end average)		$631	$628	$667
Adjusted after-tax ROAE		1.5%	5.9%	7.2%
Current Osprey management after-tax ROAE		4.5%	4.8%	6.0%
Implied variance in Osprey after-tax ROAE		(300)bps	106bps	127bps

Calculated based on adjusted GAAP earnings before tax multiplied by Osprey hypothetical marginal corporate tax rate of ~30%

Source: Osprey management.
Note: Credit Suisse does not provide any tax advice.
"GAAP" denotes Generally Accepted Accounting Principles and "DTA" denotes Deferred Tax Assets.
(1) Estimated advisor fees do not include advisor fees contingent upon consummation of GSO/First Eagle transaction.
(2) Includes hypothetical net deferred tax asset write-off as a permanent difference between GAAP book income and taxable income.

Confidential
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CREDIT SUISSE DOES NOT PROVIDE ANY TAX ADVICE | MATERIALS ARE PRELIMINARY AND SUBJECT TO FURTHER CHANGE AND DEVELOPMENTS (WHICH MAY BE MATERIAL)

2 Hypothetical Osprey standalone financial summary sensitivity (cont'd)

FY'17E – FY'20E per Osprey management as of November 2017

($ in millions)	Fiscal year ending 12/31			
	2017E	2018E	2019E	2020E
Adjusted distributed cash flow	**6mo. 17E**	**2018E**	**2019E**	**2020E**
Current Osprey management distributed cash flow [1]	$1[3]	$53	$3	$3
(–) Estimated after-tax advisor fees (legal and financial) [2]	–	(4)	–	–
(–) Transaction termination fee	–	(11)	–	–
(+) Implied incremental dividends (50% payout ratio)	–	–	3	4
Adjusted distributed cash flow	**$1**	**$39**	**$6**	**$7**
Current Osprey management distributed cash flow	1	53	3	3
Implied variance in Osprey distributed cash flow	**–**	**($14)**	**$3**	**$4**

Source: Osprey management.
Note: Credit Suisse does not provide any tax advice.
(1) Includes share repurchases and ordinary dividends.
(2) Estimated advisor fees do not include advisor fees contingent upon consummation of GSO/First Eagle transaction.
(3) Excludes $3.0 million cash used to repurchase shares net of cash proceeds received from exercise of options settled during 7/1/17 – 10/16/17.

Confidential

15

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Hypothetical Osprey warrant adjustment for incremental dividends

Per Osprey management as of November 2017

Selected commentary

- Based on indenture for FSIC warrants outstanding
  - 12.0 million warrants outstanding with exercise price of $12.62
- Reflects adjustment to number of warrants outstanding and exercise price of outstanding warrants based on distributions made to Osprey stockholders

Outstanding FSIC warrants reconciliation

($ in millions)	2017E	2018E	2019E	2020E
Number of common shares outstanding prior to distribution	41.528	37.220	37.470	37.701
Exercise price per share	$12.62	$12.54	$12.45	$12.30
Product	**$524**	**$467**	**$467**	**$464**
(–) Cash dividends to be distributed per Osprey standalone model[1]	(3.4)	(3.2)	(3.0)	(3.0)
(–) Implied incremental dividends (50% payout ratio)[2]	–	–	(2.9)	(3.8)
Numerator	**$521**	**$464**	**$461**	**$457**
Denominator	41.528	37.220	37.470	37.701
Revised exercise price	**$12.54**	**$12.45**	**$12.30**	**$12.12**
Number of warrants:				
# of shares in warrant	1.00	1.00	1.00	1.00
Exercise price	$12.62	$12.54	$12.45	$12.30
Product	**$12.62**	**$12.54**	**$12.45**	**$12.30**
Numerator	$12.62	$12.54	$12.45	$12.30
Denominator	$12.54	$12.45	$12.30	$12.12
Revised number of underlying shares per warrant	**1.01**	**1.01**	**1.01**	**1.01**
Original number of warrants (millions)	12.000	12.077	12.161	12.316
Effective number of warrants (millions)	**12.077**	**12.161**	**12.316**	**12.500**

Source: Osprey public filings and Osprey management.
(1) $0.02 per share.
(2) Additional distributable income based on 50% payout ratio.

Confidential

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Osprey standalone financial summary

FY'14A – FY'20E per Osprey management as of September 2017

($ in millions except per share amounts)	Fiscal year ending 12/31						
	2014A	2015A	2016A	2017E	2018E	2019E	2020E
Selected metrics							
Total origination volume	$1,789	$3,058	$1,874	$1,646	$2,175	$2,584	$2,721
Ending period AUM	$3,381	$6,949	$6,740	$7,158	$7,830	$8,349	$9,247
Portfolio yield as % of avg loans	**6.09%**	**6.27%**	**6.46%**	**6.40%**	**6.77%**	**7.10%**	**7.37%**
Net charge-offs / gross loans (excl. loans held for sale)	1.1%	0.1%	1.0%	0.5%	0.8%	0.6%	0.7%
Run-off rate (% of BoP loans)	46.0%	45.0%	31.0%	35.0%	35.0%	35.0%	35.0%
Net interest margin	**3.17%**	**2.39%**	**2.19%**	**1.57%**	**1.86%**	**1.97%**	**2.88%**
Average interest-earning assets	$2,505	$3,239	$4,050	$3,822	$3,629	$3,031	$2,504
Asset management income (% of avg. off B/S AuM)	0.21%	0.34%	0.43%	0.45%	0.47%	0.53%	0.55%
Operating expenses / end of period AuM	1.36%	0.76%	1.00%	0.64%	0.63%	0.60%	0.56%
Pre-tax ROAE	**2.7%**	**4.4%**	**7.4%**	**4.3%**	**7.7%**	**8.1%**	**10.1%**
After-tax ROAE	**1.7%**	**2.6%**	**4.3%**	**2.5%**	**4.5%**	**4.8%**	**6.0%**
Leverage (debt / equity)	**3.3x**	**5.1x**	**5.1x**	**4.8x**	**4.5x**	**3.0x**	**2.6x**
Selected balance sheet items							
Net loans (including loans held for sale)	**$2,506**	**$3,613**	**$3,383**	**$3,522**	**$3,274**	**$2,467**	**$2,381**
Unrestricted cash	33	36	154	82	24	24	25
Total assets	2,811	4,051	4,041	3,838	3,508	2,661	2,570
Corporate debt (net of financing fees)(1)	238	372	374	376	80	–	–
Total debt (net of financing fees, debt discount, and OID)	2,134	3,332	3,311	3,141	2,835	1,958	1,825
Tangible book value	641	641	629	627	608	641	683
Book value	641	659	647	651	630	661	702
Basic shares outstanding (mm)	46.6	46.5	42.8	41.5	37.2	37.5	37.7
Book value per share	**$13.75**	**$14.17**	**$15.12**	**$15.68**	**$16.94**	**$17.65**	**$18.62**
Selected income statement items							
Interest income	$136	$202	$251	$228	$238	$209	$179
Interest expense	(58)	(121)	(161)	(169)	(171)	(149)	(107)
Net interest income	**$78**	**$81**	**$89**	**$59**	**$67**	**$60**	**$72**
Provision for credit losses	(27)	(18)	(28)	(13)	(9)	(4)	(8)
Net interest income after credit losses	**$51**	**$62**	**$62**	**$46**	**$59**	**$55**	**$64**
Asset management income	1	7	13	15	19	27	35
Other non-interest income / (expense)	10	12	41	12	21	20	21
Total operating expenses	(45)	(52)	(67)	(46)	(49)	(50)	(51)
Earnings before tax	$17	$29	$49	$28	$49	$53	$69
Net income	**$11**	**$17**	**$28**	**$16**	**$29**	**$31**	**$41**
Diluted EPS	**$0.21**	**$0.35**	**$0.61**	**$0.39**	**$0.73**	**$0.83**	**$1.07**
Selected cash flow items							
Distributed cash flow(2)	**$35**	**$17**	**$43**	**$21**	**$53**	**$3**	**$3**

Source: Osprey public filings and Osprey management as of September 2017.
(1) Includes senior unsecured notes net of capitalized financing fees.
(2) Includes share repurchases and ordinary dividends.

Confidential
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Osprey warrant adjustment for dividends

Per Osprey management as of September 2017

Selected commentary

- Based on indenture for FSIC warrants outstanding
  - 12.0 million warrants outstanding with exercise price of $12.62
- Reflects adjustment to number of warrants outstanding and exercise price of outstanding warrants based on distributions made to Osprey stockholders

Outstanding FSIC warrants reconciliation

($ in millions)	2017E	2018E	2019E	2020E
Number of common shares outstanding prior to distribution	41.528	37.220	37.470	37.701
Exercise price per share	$12.62	$12.54	$12.45	$12.37
Product	**$524**	**$467**	**$467**	**$467**
(–) Cash dividends to be distributed per Osprey standalone model[1]	(3.4)	(3.2)	(3.0)	(3.0)
Numerator	**$521**	**$464**	**$464**	**$464**
Denominator	41.528	37.220	37.470	37.701
Revised exercise price	**$12.54**	**$12.45**	**$12.37**	**$12.29**
Number of warrants:				
# of shares in warrant	1.00	1.00	1.00	1.00
Exercise price	$12.62	$12.54	$12.45	$12.37
Product	**$12.62**	**$12.54**	**$12.45**	**$12.37**
Numerator	$12.62	$12.54	$12.45	$12.37
Denominator	$12.54	$12.45	$12.37	$12.29
Revised number of underlying shares per warrant	**1.01**	**1.01**	**1.01**	**1.01**
Original number of warrants (millions)	12.000	12.077	12.161	12.239
Effective number of warrants (millions)	**12.077**	**12.161**	**12.239**	**12.319**

Source: Osprey public filings and Osprey management.
(1) $0.02 per share.

Confidential

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